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                                                                     EXHIBIT 5.1



                                December 20, 1999



StaffMark, Inc.
234 East Millsap Road
Fayetteville, Arkansas 72703

RE:      Registration Statement on Form S-8 regarding 1999 U.K. Sharesave Plan
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Ladies and Gentlemen:

         I have acted as counsel to StaffMark, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to the offering by the Company of up to 300,000 shares (the "Shares") of the Company's common stock, $0.01 par value per share, to be issued pursuant to the StaffMark, Inc. 1999 U.K. Sharesave Plan (the "Plan").

         In so acting I have examined originals, or copies certified or otherwise identified to my satisfaction, of (a) the Amended and Restated Certificate of Incorporation of the Company, (b) the Amended and Restated Bylaws of the Company, and (c) such other documents, records, certificates and other instruments as in our judgment are necessary or appropriate for purposes of this opinion. I have assumed that: (i) the Shares will be issued against receipt of the consideration approved by the Board of Directors of the Company or a committee thereof, which will be no less than the par value thereof; and (ii) the Shares will be issued in compliance with applicable federal and state securities laws.

         Based on the foregoing, I am of the opinion that the Shares, when issued in accordance with the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

         I am expressing these opinions as a member of the Bar of the State of Arkansas and the District of Columbia and express no opinion as to any other law other than the general corporation law of the State of Delaware.

         I consent to the use of this opinion as an exhibit to the Registration Statement.

                                                    Very truly yours,

                                                    /s/ GORDON Y. ALLISON, ESQ.

                                                    Gordon Y. Allison, Esq.